UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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On April 5, 2016, the following article was published on the Morning Consult website (https://morningconsult.com/opinions/congress-should-address-the-unscrupulous-side-of-shareholder-activism/):
Congress Should Address the Unscrupulous Side of Shareholder Activism
Monty J. Bennett  |  APRIL 5, 2016
When the global financial crisis rocked international markets in the fall of 2008, policymakers responded with a torrent of proposed rules and regulations aimed at reining in Wall Street. Many of these are quite appropriate. However, some policies – particularly those in the sweeping Dodd-Frank Act – have unfortunately resulted in mounting costs and growing uncertainty for Americans planning their financial futures.
I continue to believe that Congress and securities regulators must be more precise and thoughtful in crafting oversight proposals. That is why I was particularly encouraged by the recent introduction of the Brokaw Act, a focused bill designed to increase transparency and strengthen oversight of activist hedge funds.
As CEO of a company under attack from an unscrupulous “activist” hedge fund, I recognize the dangers posed by dissident shareholders that lack industry expertise and fail to pursue objectives aligned with the long-term interests of corporate stakeholders.
My company, Ashford Hospitality Prime, has been subject to misleading and inaccurate criticisms despite independently choosing to run its own strategic alternatives process and having exceeded its defined peers in total shareholder return in 2015. In fact, the “activist” in our stock, Sessa Capital, has pushed the limits of aggression by filing baseless, distracting litigation months before fellow stockholders can evaluate their proposed slate at our annual meeting.
Clearly, the short-cited and miscalculated approach promoted by Sessa Capital and others reflect the dangers that Senators Baldwin (D-WI) and Merkley (D-OR) aim to address through the Brokaw Act.
This said, I believe that hedge funds – including those that employ event-driven strategies – play an important role in the capital markets by helping pensions, endowments and foundations meet their investment goals. Nonetheless, we need smart and surgical regulation that addresses irresponsible actors.
Broadly speaking, there is strong data that illustrates how activist hedge funds that win corporate board seats often destroy shareholder value. A 2009 report from NERA Consulting highlights that “when dissident directors win board seats, those firms underperform peers by 19 percent to 40 percent over the two years following the proxy contest.” One can deduce that this underperformance is the result of instilling board leaders that bring marginal industry experience, limited company knowledge and few long-term perspectives for maximizing shareholder value.
In an effort to steer activists toward more constructive and thoughtful value-creation opportunities, the Brokaw Act offers some common sense reforms.
First, the bill’s intent to narrow the disclosure window for the Securities and Exchange Commission’s Schedule 13D filing window to two days would head off potential trading abuses. Eager hedge funds sometime leak word of their investments to the public during the current ten-day window in order to reap the benefits of quick stock price bumps. Many Democrats and several Republicans, including Senate Judiciary Committee Chairman Charles Grassley (R-IA), believe this disclosure period must be reevaluated along these same lines.
The proposed law also takes aim at so-called investor “wolf packs” that collude for change at companies without individually exceeding the 5% requirement for formal 13D disclosures. A provision of the Brokaw Act revises the definition of “person or group” in order to reclassify these funds as a single shareholder group and prevent activist packs from skirting disclosure rules.
Lastly, the bill targets activists’ use of derivatives to create net short positions. An activist does not currently need to disclose its use of derivatives and synthetic instruments despite the fact that these tools can help the fund derive gains from a company’s losses. By requiring that these complex securities be disclosed under the Schedule 13D purview, the bill aims to prevent situations whereby an activist profits from a company’s near-term struggles.
While there are details of the bill that should be debated and refined, we need this spirit of measured oversight to protect companies’ ability to create long-term value for shareholders, employees and customers.

Recent remarks form high-profile activists acknowledge today’s realities. Carl Icahn even conceded late last year that “[t]here are bad activists, and we agree that it’s bad. All they want to do is get in and rock the boat and make a quick trade.”
With so many broad financial regulations now on the books, hopefully Congress acts to advance this narrow – yet important – legislation. We need responsible companies and their management teams to focus on long-term growth that creates jobs and stimulates economic growth.
Monty J. Bennett is founder, chairman and CEO of the Ashford Group of Companies a provider of asset management and other services to the hospitality industry. He is also a Global Advisory Council member of HOFTEL, a worldwide hotel ownership group. Follow him on Twitter @MBennettAshford.